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                                                                     EXHIBIT 5

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                        TESTA, HURWITZ & THIBEAULT, LLP
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                               ATTORNEYS AT LAW

                      High Street Tower, 125 High Street
Office (617) 248-7000     Boston, Massachusetts 02110       Fax (617) 248-7100

                                        April 10, 1998

Cambridge Technology Partners (Massachusetts), Inc.
304 Vassar Street
Cambridge, Ma 02139

     Re:  Registration Statement on Form S-8 Relating to the
          1997 Stock Option Plan Filed April 10, 1998

Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Cambridge Technology Partners (Massachusetts), Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of four hundred and fifty thousand (450,000) shares of Common Stock, $.01 par value, of the Company (the "Shares").

     We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdictions other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares proposed to be issued by the Company pursuant to the 1997 Stock Option Plan (the "Plan") will be, upon receipt of the consideration provided for in the Plan, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plan and the option agreement evidencing the options pursuant to which such Shares are issued.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                               Very truly yours,


                               /s/ Testa, Hurwitz & Thibeault, LLP
                               TESTA, HURWITZ & THIBEAULT, LLP